UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2013

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2013, the Registrant entered into Amendment Number Six (the “Google Amendment”) to that certain Google Services Agreement with Google Inc. dated June 30, 2011, as amended by Amendment Number 1, dated December 1, 2011, Amendment Number 2, dated February 1, 2012, Amendment Number 3, dated May 1, 2012, Amendment Number 4, dated June 1, 2012, and Amendment Number 5, dated June 21, 2013 (the “Google Agreement”). The Google Amendment provides for an extension of the Google Agreement until September 30, 2015. Google maintains very strict standards with respect to the display of Google’s pay-per-click advertising and the Registrant must continue to meet those standards pursuant to the terms of the Google Amendment and the Google Agreement in order to continue to display such Google pay-per-click advertisements. The effective date of the Google Amendment is October 1, 2013.

The foregoing description of the Google Amendment is qualified in its entirety by reference to the full text of the Google Amendment which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.1 is a redacted copy of the Google Amendment and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1(1)	Amendment Number Six to Google Services Agreement dated October 3, 2013 by and between the Registrant and Google Inc.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: October 7, 2013	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1(1)	Amendment Number Six to Google Services Agreement dated October 3, 2013 by and between the Registrant and Google Inc.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.